EXHIBIT 99.1

                   KIMMINS CORP. ANNOUNCES REVERSE STOCK SPLIT


TAMPA, Fla. - March 13, 2003 -- Kimmins Corp. (OTCBB:KVNM) today announced that its stockholders approved a 1-for-100 reverse stock split.

The reverse split will be effective at the open of business on March 14.

Joseph M. Williams, Treasurer of Kimmins, stated that the reverse split will allow the Company to "go private" by terminating its SEC registration. Management intends to file the termination by March 18. The Class A Stock will cease trading on OTCBB.

This is not a solicitation to buy or sell securities and does not purport to be an analysis of the Company's financial position. This Release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in the forward-looking statements and assumptions upon which forward-looking statements are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. See the Company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K for additional statements concerning important factors, such as economic conditions, competitive factors, changes in market prices of the Company's investments, and other uncertainties, that could cause actual results to differ materially from the Company's expectations.

Contact:
         Kimmins Corp. Tampa, Florida
         Joseph M. Williams/Karl Burgin, 813/248-3878





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